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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A
                                 AMENDMENT NO. 2
                                 CURRENT REPORT


                              --------------------


                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 1, 1999


                              --------------------


                                    AMFM INC.
             (Exact name of Registrant as specified in its charter)


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           DELAWARE                    001-15145               75-2247099
        (State or other         (Commission File Number)    (I.R.S. Employer
jurisdiction of incorporation)                            Identification Number)
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  1845 WOODALL RODGERS FREEWAY, SUITE
                 1300                                            75201
             DALLAS, TEXAS                                     (Zip code)
         (Address of principal
          executive offices)
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       Registrant's telephone number, including area code: (214) 922-8700

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)


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


This amendment to the Current Report on Form 8-K dated July 1, 1999 and filed on July 15, 1999, as amended on August 3, 1999, by AMFM Inc. is submitted to provide historical financial statements for Capstar Broadcasting Corporation and Subsidiaries as of December 31, 1998 and June 30, 1999 and for the six months ended June 30, 1998 and 1999 and historical combined financial statements for KFYI-AM and KKFR-FM as of June 30, 1999 and for the six months ended June 30, 1998 and 1999.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

         The historical financial statements for Capstar Broadcasting Corporation and Subsidiaries as of December 31, 1998 and June 30, 1999 and for the six months ended June 30, 1998 and 1999 are filed herewith beginning on page F-1.

         The historical combined financial statements for KFYI-AM and KKFR-FM as of June 30, 1999 and for the six months ended June 30, 1998 and 1999 are filed herewith beginning on page F-10.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       AMFM INC.
                                       (Registrant)



                                       By: /s/ W. Schuyler Hansen
                                           -------------------------------------
                                           W. Schuyler Hansen
                                           Senior Vice President and
                                           Chief Accounting Officer

Date: March 10, 2000

               CAPSTAR BROADCASTING CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                     (THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                     ASSETS

                                                              DECEMBER 31,     JUNE 30,
                                                                  1998           1999
                                                              ------------   ------------
                                                                             (UNAUDITED)
Current assets:
  Cash and cash equivalents.................................   $   17,117     $   10,466
  Accounts receivable, net of allowance for doubtful
    accounts of $8,352 and $7,942, respectively.............      112,846        118,195
  Prepaid expenses and other current assets.................       20,121         29,246
                                                               ----------     ----------
         Total current assets...............................      150,084        157,907
Property and equipment, net.................................      248,920        266,480
Intangibles and other, net..................................    4,240,378      4,438,811
Other non-current assets....................................       23,620         43,261
                                                               ----------     ----------
         Total assets.......................................   $4,663,002     $4,906,459
                                                               ==========     ==========

                          LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current portion of long-term debt.........................   $   29,834     $   66,883
  Accounts payable..........................................       15,387         11,523
  Accrued liabilities.......................................       68,269         75,985
  Income taxes payable......................................       30,471          4,212
                                                               ----------     ----------
         Total current liabilities..........................      143,961        158,603
  Long-term debt, net of current portion....................    1,748,755      1,956,398
  Deferred income taxes.....................................    1,163,156      1,215,538
                                                               ----------     ----------
         Total liabilities..................................    3,055,872      3,330,539
Commitments and contingencies
Redeemable preferred stock of subsidiaries:
  Capstar Broadcasting Partners, Inc., $.01 par value,
    10,000 shares authorized, 1,196 shares issued and
    outstanding, aggregate liquidation preference of
    $119,624 and $126,800, respectively.....................      113,699        122,183
  Capstar Communications, Inc., Series E Cumulative
    Exchangeable Preferred Stock, $.01 par value, 4,150
    shares authorized, 1,266 and 1,346 shares issued and
    outstanding, respectively, aggregate liquidation
    preference of $133,944 and $142,398, respectively.......      148,669        156,444
Stockholders' equity:
  Preferred stock, $.10 par value, 1,000 shares authorized,
    none issued.............................................           --             --
  Common stock, Class A, voting $.01 par value, 750,000
    shares authorized, 33,986 and 34,249 shares issued and
    outstanding, respectively...............................          340            342
  Common stock, Class B, nonvoting, $.01 par value, 150,000
    shares authorized, 6,082 shares issued and
    outstanding.............................................           61             61
  Common stock, Class C, voting, $.01 par value, 150,000
    shares authorized, 67,538 shares issued and
    outstanding.............................................          675            675
  Additional paid-in capital................................    1,503,201      1,510,271
  Stock subscriptions receivable............................       (2,694)        (2,826)
  Unearned compensation.....................................       (4,893)        (3,900)
  Accumulated deficit.......................................     (151,928)      (207,330)
                                                               ----------     ----------
         Total stockholders' equity.........................    1,344,762      1,297,293
                                                               ----------     ----------
         Total liabilities and stockholders' equity.........   $4,663,002     $4,906,459
                                                               ==========     ==========

   The accompanying notes are an integral part of the consolidated financial statements.

               CAPSTAR BROADCASTING CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                              FOR THE SIX MONTHS
                                                                ENDED JUNE 30,
                                                              -------------------
                                                                1998       1999
                                                              --------   --------
Gross broadcast revenue.....................................  $194,349   $357,435
Less agency commissions.....................................   (18,352)   (32,920)
                                                              --------   --------
Net broadcast revenue.......................................   175,997    324,515
                                                              --------   --------
Operating expenses:
  Programming, technical and news...........................    35,710     59,266
  Sales and promotion.......................................    48,985     88,724
  General and administrative................................    30,801     45,706
Corporate expenses..........................................     7,815     13,036
Corporate expenses -- noncash compensation..................    22,469      6,912
LMA fees....................................................     3,321        355
Depreciation and amortization...............................    30,401     73,651
Merger, nonrecurring and systems development expense........        --     10,373
                                                              --------   --------
Operating income (loss).....................................    (3,505)    26,492
Other income (expense):
  Interest expense..........................................   (38,444)   (84,110)
  Interest income...........................................     1,410        291
  Equity in losses in Muzak Holdings LLC....................        --     (2,144)
  Other.....................................................        68        (67)
                                                              --------   --------
Loss before benefit for income taxes, dividends and
  accretion on preferred stock of subsidiaries and
  extraordinary item........................................   (40,471)   (59,538)
Benefit for income taxes....................................     5,581     20,397
Dividends and accretion on preferred stock of
  subsidiaries..............................................     8,505     16,261
                                                              --------   --------
Loss before extraordinary item..............................   (43,395)   (55,402)
Extraordinary item, loss on early extinguishment of debt....     7,305         --
                                                              --------   --------
Net loss....................................................  $(50,700)  $(55,402)
                                                              ========   ========
Basic and diluted loss per common share:
Before extraordinary loss...................................  $  (0.64)  $  (0.51)
                                                                         --------
Extraordinary loss..........................................     (0.11)        --
                                                              --------   --------
Net loss....................................................  $  (0.75)  $  (0.51)
                                                              ========   ========
Weighted average common shares outstanding..................    67,432    107,738
                                                              ========   ========

   The accompanying notes are an integral part of the consolidated financial statements.

               CAPSTAR BROADCASTING CORPORATION AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                     (THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                FOR THE SIX MONTHS
                                                                  ENDED JUNE 30,
                                                              -----------------------
                                                                 1998         1999
                                                              -----------   ---------
Cash flows from operating activities:
          Net cash provided by (used in) operating
            activities......................................  $    21,196   $  (2,473)
                                                              -----------   ---------
Cash flows from investing activities:
  Proceeds from sale of broadcasting property...............      221,429      11,297
  Purchase of property and equipment........................      (15,508)    (20,759)
  Payments for acquisitions, net of cash acquired...........   (1,613,133)   (156,474)
  Payments for pending acquisitions.........................      (10,244)     (2,428)
  Other investing activities, net...........................      (12,162)      6,258
                                                              -----------   ---------
          Net cash used in investing activities.............   (1,429,618)   (162,106)
                                                              -----------   ---------
Cash flows from financing activities:
  Proceeds from long-term debt and credit facilities........      846,200     280,500
  Repayment of long-term debt and credit facilities.........     (650,870)   (122,535)
  Payments of financing related costs.......................       (8,887)     (1,932)
  Net proceeds from issuance of common stock................    1,186,815       1,895
  Payments on subscribed stock..............................        1,607          --
  Purchase of common stock..................................         (484)         --
  Dividends paid on preferred stock.........................       (2,429)         --
                                                              -----------   ---------
          Net cash provided by financing activities.........    1,371,952     157,928
                                                              -----------   ---------
Net increase (decrease) in cash and cash equivalents........      (36,470)     (6,651)
Cash and cash equivalents at beginning of period............       70,059      17,117
                                                              -----------   ---------
Cash and cash equivalents at end of period..................  $    33,589   $  10,466
                                                              ===========   =========

   The accompanying notes are an integral part of the consolidated financial statements.

               CAPSTAR BROADCASTING CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1999
                     (THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

NOTE 1 -- BASIS OF PRESENTATION

     Information with respect to the six month periods ended June 30, 1998 and 1999 is unaudited. The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, the unaudited interim consolidated financial statements contain all adjustments considered necessary for a fair presentation. Operating results for the six month period ended June 30, 1999 are not necessarily indicative of the results that may be expected for the year ended December 31, 1999, or for any other interim period. For further information, refer to the consolidated financial statements and footnotes thereto for the year ended December 31, 1998 for Capstar Broadcasting included in the Form 10-K of Capstar Broadcasting (Commission File No. 001-14107).

     The consolidated financial statements include the accounts of Capstar Broadcasting, and its direct and indirect wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

NOTE 2 -- INCOME (LOSS) PER SHARE

     Capstar Broadcasting computes earnings per share ("EPS") under the provisions of SFAS No. 128 which establishes standards for computing and presenting EPS.

     At June 30, 1998 and 1999, Capstar Broadcasting had 3,080 and 6,500 options and warrants to purchase common shares outstanding, respectively. These options and warrants were excluded from the computation of diluted earnings per share as their inclusion would be anti-dilutive given Capstar Broadcasting's net loss.

NOTE 3 -- AMFM MERGER

     On July 13, 1999, AMFM Inc. (previously known as Chancellor Media Corporation), a Delaware corporation ("AMFM"), acquired Capstar Broadcasting. The acquisition was effected through the merger (the "Merger") of CMC Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of AMFM ("Sub"), with and into Capstar Broadcasting, with Capstar Broadcasting as the surviving corporation. The acquisition of Capstar Broadcasting by AMFM resulted in a change of control of Capstar Broadcasting. As a result of the Merger, Capstar Broadcasting became an indirect subsidiary of AMFM.

     As a result of the Merger, all of the then outstanding shares of Class A common stock, par value $0.01 per share, of Capstar Broadcasting ("Class A Common Stock"), Class B common stock, par value $0.01 per share, of Capstar Broadcasting ("Class B Common Stock"), and Class C common stock, par value $0.01 per share, of Capstar Broadcasting ("Class C Common Stock," and collectively with the Class A Common Stock and the Class B Common Stock, the "Common Stock"), were converted to the right to receive 0.4955 of a validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of AMFM ("AMFM Common Stock"). Based upon the number of shares of common stock outstanding on May 19, 1999, the total consideration paid by AMFM in the Merger was approximately 53.5 million shares of AMFM Common Stock. Parent also assumed options, warrants and other equity rights of Capstar Broadcasting which represent up to an additional 3.3 million shares of Parent Common Stock. Since the acquisition occurred subsequent to June 30, 1999, no adjustments have been recorded to the financial statements herein to reflect the acquisitions.

               CAPSTAR BROADCASTING CORPORATION AND SUBSIDIARIES

                     (THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 4 -- RECENT ACCOUNTING PRONOUNCEMENT

     In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which establishes accounting and reporting standards for derivative instruments and for hedging activities. This pronouncement, as amended by SFAS No. 137, is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. Management does not believe the implementation of this accounting pronouncement will have a material effect on its consolidated financial statements.

NOTE 5 -- ACQUISITIONS AND DISPOSITIONS OF BROADCASTING PROPERTIES

     During the six months ended June 30, 1999, Capstar Broadcasting acquired 35 FM and 13 AM radio stations and related broadcast equipment as well as a software development concern through several acquisitions, all of which have been accounted for under the purchase method of accounting. Accordingly, the purchase price has been allocated to the assets and liabilities acquired based upon their fair values at the date of acquisition. The excess purchase price over the fair value of net tangible assets acquired is allocated to intangible assets, primarily FCC licenses. The results of operations associated with the acquired radio stations have been included in the accompanying consolidated financial statements from the dates of acquisition.

     Acquisition activity during the six months ended June 30, 1999 was as follows. All consideration paid for the acquisitions scheduled below consisted solely of cash.

                                         STATIONS
                                         ACQUIRED
                                         ---------
TRANSACTION                              FM    AM    DATE OF ACQUISITION   PURCHASE OF     COST
-----------                              ---   ---   -------------------   -----------   --------
Appalachian Broadcasting Company,
  Inc..................................   1    --    February 1999           Assets      $  1,056
Noalmark Broadcasting Corp.............   1     1    March 1999              Assets         3,395
Champion Broadcasting Corporation......   9     2    March 1999              Assets        12,539
R. Steven Hicks........................   1    --    April 1999              Assets         9,857
Triathlon Broadcasting Company.........  22    10    April 1999               Stock       143,249
Citadel Broadcasting Company...........   1    --    April 1999              Assets         4,248
LAN International......................  --    --    June 1999               Assets        16,325
                                                                                         --------
                                                                                         $190,669
                                                                                         ========

               CAPSTAR BROADCASTING CORPORATION AND SUBSIDIARIES

                     (THOUSANDS, EXCEPT PER SHARE AMOUNTS)

     The acquisitions during the six months ended June 30, 1999 are summarized in the aggregate as follows:

                                                             FOR THE
                                                            SIX MONTHS
                                                              ENDED
                                                             JUNE 30,
                                                               1999
                                                            ----------
Consideration:
  Cash...................................................    $177,782
  Acquisition costs......................................       8,639
  Exchange of assets.....................................       4,248
                                                             --------
          Total..........................................    $190,669
                                                             ========
Assets acquired:
  Cash...................................................    $   (858)
  Accounts receivable....................................       7,575
  Prepaid expenses and other.............................         980
  Property and equipment.................................      18,025
  Intangible assets......................................     304,992
  Accounts payable.......................................      (5,400)
  Long-term debt.........................................     (61,892)
  Deferred income taxes..................................     (72,753)
                                                             --------
          Total..........................................    $190,669
                                                             ========

     On March 18, 1999, Capstar Broadcasting contributed to Muzak Holdings LLC ("Muzak Holdings") Capstar Broadcasting's Muzak affiliate territories in Atlanta, Albany and Macon, Georgia and Ft. Myers, Florida in exchange for voting membership units in Muzak Holdings. On May 3, 1999, Capstar Broadcasting contributed to Muzak Holdings its Muzak affiliate territory located in Omaha, Nebraska that Capstar Broadcasting acquired from Triathlon Broadcasting Company on April 30, 1999, in exchange for additional voting membership units in Muzak Holdings. The value of the membership units in Muzak Holdings that Capstar Broadcasting then held was approximately $20,500, subject to a working capital adjustment to be finalized. The investment in Muzak Holdings represents the book value of the net assets contributed, which approximates fair market value. Upon completion of the contribution of the Omaha affiliate territory, Capstar Broadcasting then held approximately 22.87% of the then outstanding voting power of Muzak Holdings.

     During the six months ended June 30, 1999, Capstar Broadcasting disposed of 4 FM and 7 AM radio stations and related broadcast equipment through several dispositions for aggregate consideration of approximately $18,758, including $10,500 in cash, $7,559 in dividends to parent and $699 in broadcast properties. The carrying value of net assets sold related to these stations approximated the consideration received.

     The following unaudited proforma summary presents the consolidated results of operations for the six months ended June 30, 1998 and 1999 as if all the acquisitions and dispositions completed through June 30, 1999 had occurred at the beginning of 1998. These pro forma results have been prepared for comparative

               CAPSTAR BROADCASTING CORPORATION AND SUBSIDIARIES

                     (THOUSANDS, EXCEPT PER SHARE AMOUNTS)

purposes only and do not purport to be indicative of what would have occurred had the acquisitions and dispositions been made as of that date or of results which may occur in the future.

                                                               FOR THE SIX MONTHS
                                                                 ENDED JUNE 30,
                                                              --------------------
                                                                1998        1999
                                                              ---------   --------
Net revenue.................................................  $ 303,248   $332,157
Net loss....................................................   (100,215)   (67,015)
Basic and diluted loss per common share.....................      (0.93)     (0.62)

     Subsequent to June 30, 1999, Capstar Broadcasting acquired 3 FM radio stations and related broadcast equipment through acquisitions for aggregate consideration in cash of approximately $13,000. These acquisitions were funded with cash generated from operations.

     Additionally, Capstar Broadcasting has entered into the following:

     -  Three agreements to acquire 3 FM stations for approximately $4,100; and

     - Two agreements to dispose of 2 FM and 3 AM stations for a total of approximately $4,450.

     Upon completion of the pending transactions, Capstar Broadcasting will own and operate 339 stations in primarily mid-sized markets located throughout the United States. Consummation of each of the pending transactions is subject to numerous conditions, including governmental approvals. Accordingly, the actual date of consummation of each of the pending transactions may vary from the anticipated closing dates. No assurances can be given that any or all of the pending transactions will be consummated or that, if completed, they will be successful.

NOTE 6 -- COMMITMENTS AND CONTINGENCIES

     On July 13, 1998, Noddings Investment Group, Inc. and Noddings Warrant Limited Partnership filed Civil Action No. 16538 in the Court of Chancery of the State of Delaware in and for New Castle County against Capstar Communications. Noddings alleges that Capstar Communications breached a warrant agreement that Noddings contends requires Capstar Communications to permit Noddings to exercise warrants in exchange for cash and shares of stock of SFX Entertainment, Inc. Specifically, Noddings alleges that Capstar Communications, has violated the warrant agreement by permitting Noddings to receive cash in exchange for its warrants, but refusing to convey shares of stock of SFX Entertainment. In addition to suing on its own behalf, Noddings is seeking to prosecute the action on behalf of a putative class comprised of all persons who owned equivalent warrants on April 21, 1998 (the date immediately following the record date of the distribution of stock of SFX Entertainment to holders of the stock of SFX) and their transferees and successors in interest. Noddings has requested that the Court:

     - declare that on the exercise of its warrants Capstar Communications transmit to plaintiffs and members of the class that it seeks to represent $22.3725 in cash per warrant and 0.2983 shares of common stock of SFX Entertainment per warrant,

     - require Capstar Communications to pay 0.2983 shares of common stock of SFX Entertainment per warrant and, (if not previously paid) $22.3725 in cash, to any putative class member that has exercised or exercises warrants after April 20, 1998,

     - in the alternative, award plaintiffs and members of the putative class monetary damages in an amount to be determined at trial, and

     - award costs and attorneys' fees.

               CAPSTAR BROADCASTING CORPORATION AND SUBSIDIARIES

                     (THOUSANDS, EXCEPT PER SHARE AMOUNTS)

In March 1999, the court issued an opinion dismissing two of Noddings' counts and granted summary judgment in favor of Noddings on one count. The court held that Noddings is entitled to 0.2983 shares of SFX Entertainment, Inc. stock per warrant. Both parties have filed a notice of appeal.

     On July 24, 1998 in connection with the acquisition of Triathlon Broadcasting Company, Capstar Broadcasting was notified of an action filed on behalf of all holders of depository shares of Triathlon against Triathlon, its directors, and Capstar Broadcasting. The action was filed in the Court of Chancery of the State of Delaware in and for New Castle County, Delaware. The complaint alleges that Triathlon and its directors breached their fiduciary duties to the class of depository shareholders by agreeing to a transaction with Capstar Broadcasting that allegedly favored the Class A common shareholders of Triathlon at the expense of the depository shareholders. Capstar Broadcasting is accused of knowingly aiding and abetting the breaches of fiduciary duties allegedly committed by the other defendants. The complaint seeks to have the action certified as a class action and seeks to enjoin the Triathlon acquisition or, in the alternative, seeks monitory damages in an unspecified amount. On February 12, 1999, the parties signed a Memorandum of Understanding that provides for the settlement of the lawsuit. The amount of the settlement will equal $0.11 additional consideration for each depository share owned by any class member at the effective time of the Triathlon acquisition. Capstar Broadcasting also agreed not to oppose plaintiff's counsel's application for attorney's fees and expenses in the aggregate amount of $150. The proposed settlement is contingent upon a confirmatory discovery by the plaintiff, executive of a definitive settlement agreement and court approval.

     Capstar Broadcasting is subject to various legal proceedings and claims that arise in the ordinary course of its business. In the opinion of management, the amount of ultimate liability with respect to these actions will not have a material impact on the consolidated financial position or results of operations or cash flows of Capstar Broadcasting.

NOTE 7 -- SEGMENT INFORMATION

     In 1998, the Company adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." The Company is engaged principally in one line of business-ownership and management of radio broadcast stations ("Radio") which represents more than 95% of consolidated net revenue. Radio is the Company's only reportable segment. Operating segments categorized as "Other" include results of insignificant operations and income and expense not allocated to reportable segments.

     The Company evaluates the performance of its operating segments and allocates resources to them based on their net revenue and broadcast cash flow ("BCF") which consists of operating income before merger, nonrecurring and systems development expense; depreciation, amortization, LMA fees, non-cash compensation expense, and corporate expenses.

     The Company has developed an operating structure designed to manage a large and growing number of radio stations throughout the United States. The Radio segment is operationally organized into five regions.

               CAPSTAR BROADCASTING CORPORATION AND SUBSIDIARIES

                     (THOUSANDS, EXCEPT PER SHARE AMOUNTS)

     The table below presents information about the reportable and "Other" operating segments. The prior period's segment information has been restated to conform with the current period's presentation. For the six months ended June 30, 1998 and 1999, segment data includes intersegment revenues.

                                                               RADIO      OTHER     TOTAL
                                                              --------   -------   --------
1998:
  Net revenue...............................................  $168,912   $ 8,146   $177,058
  BCF.......................................................    60,002     1,560     61,562
1999:
  Net revenue...............................................   316,827    11,565    328,392
  BCF.......................................................   133,465      (950)   132,515

     A reconciliation of total segment net revenue to total consolidated net revenue and of total segment BCF to total consolidated loss before benefit for income taxes and extraordinary item, for the six months ended June 30, 1998 and 1999 is as follows:

                                                                1998       1999
                                                              --------   --------
NET REVENUE
Total segment net revenue...................................  $177,058   $328,392
Elimination of intersegment net revenue.....................    (1,061)    (3,877)
                                                              --------   --------
  Consolidated net revenue..................................  $175,997   $324,515
                                                              ========   ========

                                                                1998       1999
                                                              --------   --------
BCF
Total BCF for reportable segments...........................  $ 61,562   $132,515
Corporate Expenses..........................................    (7,815)   (13,036)
Corporate expenses -- noncash compensation..................   (22,469)    (6,912)
LMA fees....................................................    (3,321)      (355)
Depreciation and Amortization...............................   (30,401)   (73,651)
Merger, nonrecurring and other expense......................        --    (10,373)
Nonoperating expenses.......................................   (36,966)   (86,030)
Intercompany profit.........................................    (1,061)    (1,696)
                                                              --------   --------
Consolidated loss before income taxes and dividends and
  accretion on preferred stock of subsidiaries and
  extraordinary item........................................  $(40,471)  $(59,538)
                                                              ========   ========

                              KFYI-AM AND KKFR-FM

                     COMBINED STATEMENT OF ASSETS ACQUIRED

                                                              JUNE 30, 1999
                                                              -------------
                                                               (UNAUDITED)
Broadcast licenses, net of accumulated amortization of
  $901,774..................................................   $1,159,425
Property and equipment:
  Land......................................................    1,225,800
  Buildings and improvements................................      724,117
  Broadcast equipment.......................................    1,092,151
  Office furniture and equipment............................      807,873
                                                               ----------
                                                                3,849,941
  Less accumulated depreciation.............................    2,120,969
                                                               ----------
                                                                1,728,972
                                                               ----------
          Total assets acquired.............................   $2,888,397
                                                               ==========

    The accompanying notes are an integral part of the financial statements.

                              KFYI-AM AND KKFR-FM

         COMBINED STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

                                                                     SIX MONTHS
                                                                   ENDED JUNE 30,
                                                              ------------------------
                                                                 1999          1998
                                                              ----------    ----------
                                                                    (UNAUDITED)
Total revenue...............................................  $7,283,832    $6,564,144
Less agency commissions.....................................    (749,692)     (688,621)
                                                              ----------    ----------
          Net revenue.......................................   6,534,140     5,875,523
                                                              ----------    ----------
Direct operating expenses:
  Programming, technical and news...........................   1,307,637     1,257,865
  Sales and promotion.......................................   1,373,827     1,204,585
  Station general and administrative........................     942,338     1,016,146
  Depreciation and amortization.............................      67,764        67,764
                                                              ----------    ----------
                                                               3,691,566     3,546,360
                                                              ----------    ----------
Excess of net revenues over direct operating expenses.......  $2,842,574    $2,329,163
                                                              ==========    ==========

    The accompanying notes are an integral part of the financial statements.

                              KFYI-AM AND KKFR-FM

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)

(1) ORGANIZATION AND BASIS OF PRESENTATION

     The accompanying combined financial statements include the accounts of KFYI-AM and KKFR-FM (collectively, the "Company"). The Company operates two commercial radio stations, KFYI-AM and KKFR-FM in Phoenix, Arizona. The Company is wholly owned by The Broadcast Group, Inc. ("TBG").

     In July 1999, TBG sold KFYI-AM and KKFR-FM to a subsidiary of AMFM Inc. ("AMFM"), formerly Chancellor Media Corporation, for $89,850,000. Additionally, AMFM paid $150,000 for certain noncompetition agreements that were executed at the date of purchase. The accompanying combined financial statements do not reflect any adjustments relating to this transaction. AMFM has operated KFYI-AM and KKFR-FM under a time brokerage agreement since November 5, 1998. Revenues and direct operating expenses of the Company included in the combined statement of revenues and direct operating expenses and recognized by AMFM in its consolidated statement of operations amounted to net revenue of approximately $6,534,000 and direct operating expenses of approximately $3,624,000 for the six months ended June 30, 1999.

     The accompanying combined statement of assets acquired and statements of revenues and direct operating expenses have been prepared in accordance with generally accepted accounting principles and were derived from the historical accounting records of the Company. Significant intercompany balances and transactions have been eliminated in combination.

     The combined statement of assets acquired includes the assets of the Company, which were acquired by AMFM in July 1999. Accordingly, this statement excludes cash, accounts receivable, prepaid or other assets, accounts payable, accrued expenses and other borrowings.

     The combined statements of revenues and direct operating expenses include the revenues and direct expenses directly attributable to each station. The statements do not include corporate general and administrative expenses, interest expense, income taxes or the fees earned by TBG pursuant to the time brokerage agreement.

     Complete financial statements, including historical balance sheets and statements of cash flows, were not prepared as neither TBG nor AMFM has segregated the related assets and liabilities for the stations in their accounting records for the six months ended June 30, 1999.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Property and Equipment

     Property and equipment are stated at cost less accumulated depreciation. The Company continually evaluates the propriety of the carrying amount of property and equipment to determine whether current events or circumstances warrant adjustments to the carrying value. Repairs and maintenance costs are charged to expense when incurred.

  (b) Broadcast Licenses

     The Company continually evaluates the propriety of the carrying amount of broadcast licenses to determine whether current events or circumstances warrant adjustment to the carrying value.

  (c) Revenue Recognition

     Revenue is derived primarily from the sale of commercial announcements to local and national advertisers. Revenue is recognized as commercials are broadcast.

                              KFYI-AM AND KKFR-FM

  (d) Disclosure of Certain Significant Risks and Uncertainties

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of revenues and expenses. Actual results could differ from those estimates.

  (e) Unaudited Interim Financial Information

     In the opinion of management, the unaudited interim combined statements of revenues and direct operating expenses for the six months ended June 30, 1999 and 1998, reflect all adjustments, consisting of only normal and recurring items, which are necessary for a fair presentation of the results for the interim periods presented. The results for the interim periods are not necessarily indicative of results to be expected for any other interim periods or for the full year.